                            DATED     26 JUNE        1997
                          _____________________________

                   RANDGOLD & EXPLORATION COMPANY LIMITED (1)

                                       AND

                         RANDGOLD RESOURCES LIMITED       (2)

                          _____________________________

                         DEED GOVERNING THE RELATIONSHIP
                               BETWEEN THE PARTIES
                                 UPON ADMISSION
                          _____________________________

                                   NORTON ROSE
                                     LONDON

                                    CONTENTS

CLAUSE                              HEADING                               PAGE

1       Interpretation .................................................... 2

2       Conditions ........................................................ 6

3       Undertakings in respect of RRL .................................... 6

4       Restrictions on competition ....................................... 7

5       Contracts with R&E Related Parties ................................11

6       Licence to use the "Randgold" name ................................11

7       Continuance of certain provisions of the Memorandum of Agreement ..11

8       Duration and Termination ..........................................12

9       Confidentiality ...................................................13

10      Miscellaneous .....................................................14

11      Notices ...........................................................15

12      Governing Law and jurisdiction ....................................16

SCHEDULE

1       Licence ...........................................................17

THIS DEED is made on 26 June 1997 BETWEEN:

(1) RANDGOLD & EXPLORATION COMPANY LIMITED (No. 92/05642/06) of 5 Press Avenue. Selby, Johannesburg. South Africa ("R&E"); and

(2) RANDGOLD RESOURCES LIMITED (No. 62686) whose registered office is at La Motte Chambers, La Motte Street, St. Helier, Jersey, JE1 1BJ, Channel Islands ("RRL").

WHEREAS:

(A) RRL is a public company incorporated in Jersey under the Companies (Jersey) Law 1991 with registered number 62686.

(B) As at the date hereof, RRL has an authorised share capital of US$3,000,000 consisting of 30,000,000 ordinary shares of US$0.10 each.

(C) R&E and RRL have agreed, subject to market conditions, to seek a listing of the issued ordinary shares, together with those new ordinary shares to be issued as part of or in connection with the International Offer, and the GDSs on the London Stock Exchange.

(D) Following the International Offer it is expected that R&E will hold 11,340,019 ordinary shares and/or GDSs carrying approximately 57.3 per cent. of the total Voting Rights in RRL.

(E) Under Rule 3.13 of the Listing Rules it is a requirement for admission of the ordinary shares to listing on the London Stock Exchange that RRL must be capable at all times of operating and making decisions independently of any controlling shareholder and all transactions and relationship in the future between RRL and R&E must be at arms length and on a normal commercial basis and that all decisions are taken by directors of whom the majority are independent of any controlling shareholder.

(F) The Memorandum of Agreement between RRL and R&E dated 25 August 1995 as amended by an addendum to such agreement between RRL and R&E dated 21 September 1995 (the "MEMORANDUM OF AGREEMENT") was terminated in accordance with its terms on 1 March 1996. It is intended that certain of the terms should be reinstated pursuant to this Agreement so that they continue to remain in force.

(G) The parties have agreed to enter into this Agreement to regulate the relationship between the RRL Group on the one hand and R&E Related Parties on the other.

NOW IT IS HEREBY AGREED as follows:

1       INTERPRETATION

1.1     DEFINITIONS

        In this Deed, including the recitals, the headings shall not affect its interpretation and, unless the context requires otherwise:

        "ADMISSION" means the admission of the ordinary shares and GDSs to the Official List of the London Stock Exchange becoming effective in accordance with the Listing Rules;

        "ARMS' LENGTH TERMS" means a transaction where:

        (a) the parties in negotiating the transaction have sought to promote their own best interests in accordance with fair and honest business methods;

        (b) the consideration expressed in the agreement for the transaction entered into is the only consideration for the transaction; and

        (c) if the transaction is a sale, and if it is entered into for the purposes or in contemplation of the products or services obtained pursuant to the relevant transaction being subsequently disposed of by the buying party, neither the selling party, nor any person or company over which it has Control, has any direct or indirect interest in the subsequent disposal by the buying party of any of such products or services.

        "ARTICLES" means the Articles of Association of RRL to be adopted conditional on Admission in substitution for and to the exclusion of the existing Articles of Association of RRL;

        "CONTROL" means, in relation to any Undertaking, the right, directly or indirectly, to control or direct management or policies of that Undertaking as a result of the ownership of at least 30 per cent. of an Equity Interest.

        "DIRECTORS" or "BOARD" means the board of directors for the time being of RRL and "DIRECTOR" means any one of them;

        "EQUITY INTEREST" means any interest, whether by the holding of any securities or otherwise, entitling the holder to participate, without specific limitation as to amount, in any distribution of the profits or capital of any Undertaking, or generally to exercise Voting Rights in respect of any Undertaking at any general meeting of such Undertaking's sharesholders or proprietors or partners;

        "GDSS" means Global Depositary Shares each representing the right to receive one ordinary share;

        "INTERNATIONAL OFFER" means the proposed offer of ordinary shares (including ordinary shares to be represented by GDSs) by means of an offer to institutional investors in Europe (including the United Kingdom) and the United States of America including the ordinary shares and GDSs to be issued pursuant to an over-allotment option granted in favour of the underwriters to the International Offer by RRL;

        "INDEPENDENT DIRECTORS" means Directors who are not officers or employees of an R&E Related Party and, for the avoidance of doubt any Director who is an employee or officer of any member of the RRL Group shall not be precluded from being regarded as an Independent Director;

        "INTERESTED" means any matter in which or with which R&E or any of the R&E Related Parties have some interest, involvement or connection which R&E ought to have known conflicts or is reasonably likely to conflict in the immediately foreseeable future with the interests of RRL;

        "LICENCE" means the licence between R&E and RRL pursuant to which RRL shall be licensed to use the "Randgold" name contained in the schedule to this Agreement;

        "LISTING RULES" means the rules applicable to the admission of securities to listing published by the London Stock Exchange;

        "LONDON STOCK EXCHANGE" means London Stock Exchange Limited;

        "MEMORANDUM OF AGREEMENT" means the memorandum of agreement referred to in Recital (F) of this Agreement;

        "ORDINARY SHARES" means ordinary shares of US$0.10 in the share capital of RRL;

        "R&E ASSOCIATE" means any Undertaking over which R&E has Control (a "CONTROLLED UNDERTAKING");

        "R&E DIRECTOR" means any Director who is also an officer or employee of a R&E Related Party;

        "R&E RELATED PARTIES" means R&E and the R&E Associates and "R&E RELATED PARTY" means either one of them;

        "R&E SHAREHOLDERS" means any R&E Related Party from time to time holding Shares or GDSs and any person holding Shares or GDSs as trustee or nominee for any R&E Related party and "R&E SHAREHOLDER" means any one of them;

        "RELEVANT INTEREST" means any direct or indirect interest in assets or shares including any interest in indebtedness of any Undertaking;

        "RRL GROUP" means RRL, its subsidiary undertakings from time to time, any parent undertaking of RRL for the time being (other than R&E or any of the R&E Associates) and any subsidiary undertakings of such parent undertaking, and references to a member of the RRL Group shall be construed accordingly;

        "SHARES" means shares in the capital of RRL which carry Voting Rights;

        "UNDERTAKING" means a company, body corporate, or other economic enterprise carrying on a business (whether or not for profit); and

        "VOTING RIGHT" means, in relation to any Undertaking the voting rights attaching to securities of the relevant Undertaking which are generally exercisable at meetings of shareholders of the relevant Undertaking.

1.2     In this Agreement, save where the context otherwise requires:

        (a)      words in the singular shall include the plural, and vice versa;

        (b) a reference to a clause, sub-clause shall be a reference to a clause, sub-clause (as the case may be) of or to this Agreement;

        (c) references to writing shall include any modes of reproducing words in a legible and non-transitory form; and

        (d) references to this Agreement include this Agreement as amended or supplemented in accordance with its terms.

2       CONDITIONS

2.1 This Agreement (other than clause 2.2, 7 and 9) is conditional in all respects upon the Admission becoming effective in accordance with the Listing Rules.

2.2 If the condition referred to in Clause 2.1 shall not have been satisfied on or before 8 July 1997 (or such later date as the parties may agree) this Agreement shall (subject as provided below) lapse and be of no further force and effect and no party shall have any claim hereunder against any other party.

3       UNDERTAKINGS IN RESPECT OF RRL

3.1 R&E agrees to exercise, and agrees to procure that each of the R&E Shareholders exercises, its respective rights hereunder or as a shareholder in RRL (and R&E agrees to use its best efforts to procure that any R&E Director votes (whether at a meeting of the Board, any committee thereof or by way of a written resolution of Directors in accordance with the Articles)) at all times in the manner required, so as to ensure (in so far as they are respectively able) that:

        (a)      the terms of this Agreement are implemented in full;

        (b) RRL performs and complies with its obligations under this Agreement, the Articles and the Listing Rules;

        (c) the independence of the Board is maintained in accordance with Rule 3.13 of the Listing Rules and the requirements of the London Stock Exchange such that the majority of the Board is comprised of Independent Directors; and

        (d) all existing, proposed and future transactions between members of the RRL Group and an R&E Related Party (including trading arrangements) are on Arms' Length Terms and on a normal commercial basis (the parties acknowledging that this Agreement has been concluded on such a basis).

3.2 Without limitation to its obligations under Clause 3.1, R&E undertakes to procure that no R&E Shareholder shall vote as a shareholder of RRL nor shall any R&E Director (or any alternate nominated by one of them) vote (whether at a meeting of the Board, any committee thereof or by way of a written resolution of the Directors in accordance with the Articles) in relation to:

        (a) any actual or proposed transaction between, on the one hand, a member of the RRL Group and, on the other hand, an R&E Related Party (including any director, officer or employee thereof) including for the avoidance of doubt any transaction to be entered into on Arms' Length Terms; or

        (b) in relation to any matter in which an R&E Related Party is materially interested; or

        (c) in relation to any decision by RRL concerning the enforcement of its rights under, and the operation of, this Agreement or any agreement between any member of the RRL Group and a R&E Related Party.

3.3 For the avoidance of doubt the prohibition in Clause 3.2 shall not apply to:

        (a) the entering into of any agreement or the doing of any act expressly provided for in this Agreement; and

        (b) any vote on a resolution to appoint or re-appoint as a Director a person who, if so appointed or re-appointed, would be an R&E Director or to remove an R&E Director as a Director.

4       RESTRICTIONS ON COMPETITION

4.1 R&E hereby undertakes to RRL that it shall not, and shall procure that no R&E Related Party shall, either on its or his own account or in conjunction with or on behalf of any Undertaking:

        (a) carry on. directly or indirectly, or be engaged in any business which prospects, explores or operates gold mines anywhere in the world other than within the Republic of South Africa or the Republic of Namibia (a "COMPETING BUSINESS"); and

        (b) acquire or hold a Relevant Interest in any Undertaking carrying on directly or indirectly any Competing Business (which for the avoidance of doubt, shall include the acquisition of any Equity Interest where the proceeds of the issuance of such Equity Interest are to be used to acquire a Relevant Interest in an Undertaking carrying on a Competing Business).

4.2 Clause 4.1 shall not prevent any R&E Related Party from being interested in a Competing Business or acquiring or holding a Relevant Interest in any Undertaking interested, directly or indirectly, in the carrying on of a Competing Business:

        (a)      where the Undertaking is a member of the RRL Group;

        (b) to the extent that an R&E Related Party is interested, directly or indirectly, in any Competing Business only because it or he has agreed in the ordinary course of its business to provide technical services on bona fide Arms' Length Terms to an Undertaking carrying on a Competing Business;

        (c) where the Relevant Interest is a direct or indirect holding (for investment purposes only) of not more than 30 per cent. of the shares of a company listed on a recognised stock exchange whose core business involves the prospecting, exploration and operation of gold mines in the Republic of South Africa and the Republic of Namibia;

        (d) where R&E (or a R&E Associate) acquires a Relevant Interest in an Undertaking and:

                 (i) the profit before interest and tax and turnover of such Undertaking and its associates taken as a whole attributable to the carrying on of the Competing Business in the immediately preceding financial year prior to the acquisition are each less than 10 per cent. of the total profit before interest and tax and turnover respectively of the Undertaking and its associates taken as a whole for such period; and

                 (ii) the turnover of such Undertaking and its associates attributable to the carrying on of the Competing Business in such period is less than US$5 million;

                 and for the purpose of this clause 4.2(d) profit before interest and tax and turnover shall be calculated according to the applicable generally accepted accounting principles using the latest published annual accounts of the Undertaking or the relevant consolidated accounts where the Undertaking is the holding company of a group of companies;

        (e) where the Relevant Interest is acquired in accordance with clause 4.5.

4.3 Subject to the terms of any relevant legally binding confidentiality obligation to which R&E or any R&E Related Party is for the time being a party, R&E undertakes to inform RRL as soon as is reasonably practicable if at any time it is offered, or there is offered to any R&E Related Party, any opportunity to acquire or hold a Relevant Interest in an Undertaking which is or is proposing to become directly or indirectly interested in any Competing Business which such persons are restricted from acquiring or holding in accordance with Clauses 4.1 and 4.2 above.

4.4 Where any R&E Related Party has been offered the chance to participate in any such opportunity referred to clause 4.3 and RRL has the financial resources to participate in such opportunity then R&E further undertakes forthwith to use all reasonable endeavours to procure, insofar as it is able, that such opportunity is offered to the RRL Group so as to enable any member of the RRL Group to take up such opportunity and that the terms on which the opportunity is available are made known to the RRL Group.

4.5     In the event that any such opportunity is offered to the RRL Group and
        RRL:

        (i) informs R&E that the RRL Group does not wish to pursue such opportunity after the passing of a resolution to that effect having been passed by a majority of the Independent Directors; or

        (ii) does not within 60 days of being so notified inform R&E that it does intend to pursue it after such matter having been discussed at a board meeting of RRL and a resolution to that effect having been passed by a majority of the Independent Directors; or

        (iii) having notified R&E that it wishes to pursue an opportunity offered to it pursuant to clause 4.3, does not then take active steps to take advantage of such opportunity within 60 days of such notification.

        in which case, any R&E Related Party may forthwith, and notwithstanding the provisions of Clauses 4.1 and 4.2 above, take up (either alone or together with others) the opportunity referred to in clause 4.3.

4.6 If a R&E Related Party acquires a business which includes a Competing Business when the main purpose of the acquisition is not the acquisition of a Competing Business and the Competing Business is not a major part of the business so acquired then R&E shall procure that the relevant R&E Related Party offers to RRL the Competing Business at a price which is no more than the acquisition price paid by the Relevant R&E Related Party for the Competing Business. Any decision by RRL as to whether to accept such an offer must be made by a majority of Independent Directors.

5       CONTRACTS WITH R&E RELATED PARTIES

5.1 Without prejudice to the provisions of Clause 3, each of R&E and RRL agree that no contract or arrangement of any nature whatsoever shall be entered into between any R&E Related Party and any member of the RRL Group following Admission, save with the prior written consent of a majority of the Independent Directors.

5.2 R&E hereby agrees to provide certain support services to RRL in the Republic of South Africa as requested by RRL from time to time (including in particular providing office facilities to RRL in the Republic of South Africa); it being hereby agreed between R&E and RRL that R&E will be reimbursed by RRL for the actual cost of the provision of such services to RRL. Any services provided to RRL pursuant to this clause 5.2 must first be approved in writing by a majority of the Independent Directors.

6       LICENCE TO USE THE "RANDGOLD" NAME

6.1 R&E and RRL hereby agree to enter into the Licence on the date of Admission.

7       CONTINUANCE OF CERTAIN PROVISIONS OF THE MEMORANDUM OF AGREEMENT

7.1     RRL and R&E hereby agree that:

        (a) R&E will obtain the necessary consents from those authorities or persons where consent is required to the transfer of its interests in the Mineral Rights (as defined in the Memorandum of Agreement) to RRL and the Exploration Companies (as defined in the Memorandum of Agreement);

        (b) if RRL is unable to obtain any such consent, then it will hold such Mineral Rights (as defined in the Memorandum of Agreement) in trust for the benefit and risk of RRL and the Exploration Companies (as defined in the Memorandum of Agreement); and

        (c) R&E will not (i) transfer, sell or assign such rights held in trust unless instructed to do so by RRL and the Exploration Companies (as defined in the Memorandum of Agreement); nor (ii) allow them to lapse or be terminated without (except where such lapsing or termination is by operation of any law or expiry of a time period which the relevant authorities will not agree to extend) such action being sanctioned by RRL and the Exploration Companies (as defined in the Memorandum of Agreement), provided that if R&E has timeously advised RRL of any action which is required to be taken to prevent such lapsing or termination and if, in the case of action requiring payment of money, RRL fails to pay such money or in the case of any other action which RRL ought to have been able to take but failed to do so (in either case, whether timeously, fully, properly or at all), then R&E's obligations in terms of this clause 7.1(c)(ii) in respect of the particular right in question shall fall away.

7.2 RRL hereby agrees to reimburse R&E for all reasonable costs and expenses incurred by R&E in connection with the obtaining of the consents referred to in clause 7.1(a) and in connection with maintaining the rights in force as referred to in 7(c)(ii) and contemplated by clause
        7.1 (b).

8       DURATION AND TERMINATION

8.1 Except as otherwise provided herein, this Deed shall continue in full force and effect for so long as any R&E Shareholders continue to own beneficially (whether directly or indirectly) shares in the capital of RRL carrying 30 per cent. or more of the Voting Rights in RRL and shall terminate if the ownership of R&E Shareholders falls below this level.

8.2 Any termination of this Deed shall be without prejudice to any provisions hereof which are expressed to continue in force thereafter and shall be without prejudice to any rights or obligations which may have accrued prior to termination pursuant to clause 8.1.

9       CONFIDENTIALITY

9.1 R&E undertakes that it shall, and will procure that each of the other R&E Related Parties shall, (unless the prior written consent of RRL shall first have been obtained) keep confidential and not disclose to any third party or use or exploit commercially for his or its own purposes any of the trade secrets, confidential knowledge or information of the RRL Group which any of them may from time to time receive or obtain as a result of entering into any agreement with any member of the RRL Group or this Agreement or through a person who is both a director of a company in the RRL Group and an R&E Director. Each of the R&E Related Parties shall use all reasonable endeavours to ensure that employees of and professional advisers to, the R&E Related Parties observe such confidentiality.

9.2 RRL undertakes in like manner that it shall, and shall procure that all members of the RRL Group shall, (unless the prior written consent of the party to which the information relates shall first have been obtained) keep confidential and not disclose to any third party or use or exploit commercially for its own purposes any of the trade secrets, confidential knowledge or information of any of the R&E Related Parties which any of them may receive or obtain as a result of entering into any agreement with any R&E Related Parties or otherwise during the course of this Agreement or through a person who is both a director of a company in the RRL Group and an R&E Director. RRL shall use all reasonable endeavours to ensure that the employees of and professional advisers to the RRL Group observe such confidentiality.

9.3 Notwithstanding the provisions of Clauses 9.1 and 9.2, the consent referred to therein shall not be required for disclosure of any trade secrets, confidential knowledge or information by the recipient party:

        (a) to persons professionally engaged by such party or to employees of such party, in each case to the extent required for the proper execution of their work;

        (b) to any government department or any governmental or regulatory agency but only to the extent that disclosure thereto is necessary in connection with any application for a licence or other regulatory approval or otherwise compellable by law;

        (c) to the extent required by an applicable law or by the regulations of any relevant stock exchange or pursuant to any order of court or other competent authority or tribunal;

        (d) to the extent that the relevant trade secrets, confidential knowledge or information have fallen into the public domain or come into the disclosing party's possession otherwise than by breach of this Deed by the disclosing party or, to the best of the knowledge and belief of the disclosing party, by any person subject to an obligation of confidentiality; or

        (e) to the extent that the relevant trade secrets, confidential knowledge or information have been independently discovered or developed by the disclosing party (the onus being on that party to produce written evidence of such independent discovery or development);

        provided that the disclosing party shall make reasonable efforts to minimise the extent of such disclosure and, to the extent reasonably practicable, disclosure referred to in (a) shall be covered by confidentiality protection no less onerous than the provisions contained in Clauses 9.1 or 9.2 (as the case may be).

10      MISCELLANEOUS

10.1 The provisions of this Deed shall be binding on and enure for the benefit of the parties' successors, assigns and personal representatives and no party shall be entitled to assign its obligations under this Deed without the prior written consent of the other party.

10.2 This Deed represents the entire understanding, and constitutes the whole agreement, in relation to its subject matter and supersedes any previous agreement between the parties with respect thereto and without prejudice to the generality of the foregoing excludes any warranty, condition or other undertaking implied at law or by custom.

10.3 Nothing in this Deed shall be deemed to constitute a partnership between the parties hereto nor constitute any party the agent of another party for any purpose.

11      NOTICES

11.1 A notice, approval, consent or other communication in connection with this Deed must be in writing and must be left at the address of the addressee, or sent by prepaid ordinary post to the address of the addressee or sent by facsimile to the facsimile number of the addressee which is specified in this clause.

        The address, telex number and facsimile number of each party is:

               R&E
               Address:     5 Press Avenue, Selby, Johannesburg, South Africa
               Facsimile:   2711 837 0813
               Attention:   Company Secretary

               RRL
               Address:     La Motte Chambers, La Motte Street. St. Helier,
                            Jersey JEI 1BJ. Channel Islands
               Facsimile:   44 1534 602002
               Attention:   Company Secretary

11.2 A notice, approval, consent or other communication shall take effect from the time it is received (or, if earlier, the time it is deemed to be received in accordance with sub-clause 11.3) unless a later time is specified in it.

11.3    A letter or facsimile is deemed to be received:

        (a) in the case of a posted letter, unless actually received earlier, on the sixth day after posting; and

        (b) in the case of facsimile, on production of a transmission report from the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient.

12      GOVERNING LAW AND JURISDICTION

12.1 This Deed shall be governed by, and construed in accordance with, English law.

12.2 Each party irrevocably agrees that the Courts of England shall have non-exclusive jurisdiction in relation to any claim, dispute or difference concerning this Deed and any matter arising therefrom. Nothing in this clause 12 shall limit the right of any party to take proceedings in any manner permitted by law or in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdiction preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

12.3 Each of R&E and RRL hereby appoint Norose Service Company Limited of Kempson House, Camomile Street, London EC3A 7AN as their respective agent for service of process.

12.4 Each party irrevocably waives any right that it may have to object to an action being brought in those Courts, to claim that the action has been brought in an inconvenient forum, or to claim that those Courts do not have jurisdiction.

12.5 Each party agrees that without preventing any other mode of service any document in an action (including, but not limited to, any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of notices under clause 11 and to notify the other party in advance of any change from time to time of the details of such address in accordance with the manner prescribed for service of notices under clause 11.

                                   SCHEDULE 1

                                    LICENCE

                       DATED          26 JUNE         1997
                       ___________________________________

                   RANDGOLD & EXPLORATION COMPANY LIMITED (1)

                                      AND

                         RANDGOLD RESOURCES LIMITED       (2)

                       ___________________________________

                                    LICENCE
                       ___________________________________

                                  NORTON ROSE
                                     LONDON

THIS AGREEMENT is made on the 26 June 1997 BETWEEN:

(1) RANDGOLD & EXPLORATION COMPANY LIMITED (No. 92/05642/06) of 5 Press Avenue, Selby, Johannesburg, South Africa ("R&E"); and

(2) RANDGOLD RESOURCES LIMITED (No 62686) of La Motte Chambers, La Motte Street, St. Helier, Jersey, JE1 1BJ, Channel Islands ("RRL").

IT IS AGREED as follows:

1       DEFINITIONS

1.1     References herein to clauses are references to clauses of this Deed.

1.2     The headings to clauses shall not affect their interpretation.

1.3 Unless the context otherwise requires, words denoting the singular shall include the plural and vice versa.

2       GRANT

2.1 For consideration of US$1 now paid by RRL to R&E (receipt of which is hereby acknowledged), R&E hereby grants to RRL an irrevocable non-exclusive royalty-free licence to the fullest extent it is able to continue to use the word "Randgold" anywhere in the world.

2.2 If for any reason R&E ceases to use the word "Randgold" at any time or removes it from its corporate name, it shall for a consideration of US$1, assign absolutely all its rights and interest in the word "Randgold".

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2.3     R&E undertakes that it will, at the request of RRL. execute or procure the execution of any document or do any such act which may be necessary to allow the recordal of the rights granted to RRL by this Agreement.

3       R&E WARRANTIES

3.1     R&E warrants that:

        (a) it is not aware of any present or proposed litigation concerning the word "Randgold" relating to its use of such word by RRL or R&E; and

        (b) it is not aware of any claim that the use of the "Randgold" name infringes the rights of any third party anywhere in the world.

3.2 R&E undertakes to RRL that for as long as R&E or any of its subsidiaries have the word "Randgold" in its or their corporate names, R&E will either use its reasonable endeavours to protect and maintain the "Randgold" name in the countries in which is so used or will notify RRL of any infringement of the "Randgold" name of which R&E becomes aware. In such event, RRL may, at RRL's cost and against RRL furnishing R&E with an indemnity reasonably acceptable to R&E, take steps to prevent such infringement in R&E's name and R&E shall provide such advice and assistance as RRL may reasonably require.

3.3 R&E undertakes to RRL that it shall not, nor shall it grant to any third party a licence to, use the "Randgold" name for the purpose of gold mining (including exploration and prospecting or any other associated or ancillary purpose) in the continent of Africa (but excluding the Republic of South Africa and the Republic of Namibia).

3.4 It is expressly agreed that R&E does not warrant, represent or undertake that it has the right to use the name "Randgold" in any country in which such name is not registered by or on behalf of R&E and/or its subsidiaries.

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4       NO PARTNERSHIP OR AGENCY

4.1 Nothing in this Agreement shall be deemed to constitute a partnership between the parties or constitute one party being the agent of the other for any purpose or entitle either party to commit or bind the other party in any manner.

5       GOVERNING LAW

5.1 This Agreement shall be governed by and construed in accordance with the laws of England and the parties hereby submit to the non-exclusive jurisdiction of the English courts.

5.2 Nothing in this clause 5 shall limit the right of any party to take proceedings in any manner permitted by law or in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

5.3 Each of R&E and RRL hereby appoint Norose Service Company Limited of Kempson House, Camomile Street, London EC3A 7AN as their respective agent for service of process.

IN WITNESS whereof the parties have caused this Agreement to be executed on the day and year first above written.

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SIGNED by                        )
for and on behalf of             )
RANDGOLD & EXPLORATION           )
COMPANY LIMITED                  )      _____________________________________
in the presence of:                     Director

SIGNED by                        )
for and on behalf of             )
RANDGOLD RESOURCES LIMITED       )      _____________________________________
in the presence of:                     Director

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

IN WITNESS whereof this Deed has been entered into and executed on the day and year first above written.

EXECUTED as a DEED               )          /s/   [illegible]
and DELIVERED by                 )      _____________________________________
RANDGOLD & EXPLORATION           )      Director
COMPANY LIMITED                  )

                                           /s/    [illegible]
                                        _____________________________________
                                        Director/Secretary

EXECUTED as a DEED               )         /s/    [illegible]
and DELIVERED by                 )      _____________________________________
RANDGOLD RESOURCES               )      Director
LIMITED                          )

                                           /s/    [illegible]
                                        _____________________________________
                                        Director/Secretary

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